Exhibit 99.1

For More Information Contact:

Ria Marie Carlson (714) 382-4400	Damon Wright (714) 382-5013
ria.carlson@ingrammicro.com	damon.wright@ingrammicro.com

INGRAM MICRO PROVIDES THIRD QUARTER EARNINGS UPDATE

SANTA ANA, Calif., October 17, 2011 — Ingram Micro Inc. (NYSE: IM), the world’s largest technology distributor and supply-chain services provider, today provided a preliminary update on certain expected financial results for the fiscal third quarter that ended October 1, 2011.

Worldwide sales for the third quarter are expected to be approximately $8.9 billion, in-line with the company’s expectations and growing modestly in local currencies compared with both the second quarter of this year and the third quarter of the prior year.

Third-quarter earnings per share are expected to range from a non-GAAP $0.32 to $0.34 per share (or $0.13 to $0.15 on a GAAP basis, which includes the non-recurring charges described below). Earnings per share were impacted by the following factors:

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The market-share recovery in Australia following the implementation of a new enterprise resource planning (ERP) system is progressing at a slower pace than the company anticipated at the start of the third quarter. Efforts to restore revenues are requiring additional marketing costs and competitive pricing actions.

•	In Europe, demand was soft throughout the quarter, particularly in consumer-related segments, which led to a more competitive environment.

These factors dampened gross margins and operating leverage, which brought earnings per share below the company’s expectations for the quarter, explained Gregory Spierkel, chief executive officer.

“Demand in our key customer segment, which serves small and medium businesses, remained relatively solid in most parts of the world,” Spierkel said. “Most areas of our business are performing well, outside of the recovery efforts in Australia and the effects of the European economy. We look forward to providing greater detail on our operations and results during our conference call with investors on October 27.”

Expected Third-Quarter Charges

The company also expects to record third-quarter charges totaling approximately $29 million, or $0.19 per diluted share, consisting of: a non-cash valuation allowance of approximately $25 million recorded against the company’s deferred tax assets in Brazil, driven by the continuing losses generated in that business unit; and, a charge of approximately $4 million after tax related to the termination of the company’s interest rate swap associated with the repayment of its $250 million term loan, which was replaced by a more flexible $750 million revolver in September.

Preliminary Nature of Results

The company has not yet finalized financial results for the 2011 third quarter ended October 1, 2011. The preliminary estimated financial results described in this release are unaudited and subject to revision pending the completion of the accounting and financial reporting processes necessary to complete the financial closing procedures and financial statements for the fiscal third quarter ended October 1, 2011.

Full financial results will be reported on Thursday, October 27, 2011, after the market close followed by a conference call with executive management at 5 p.m. ET (2 p.m. PT). To join the call, visit the investor relations section of the company’s website at www.ingrammicro.com or call (888) 455-0750 (US toll-free) or (210) 839-8501 (outside the United States or Canada). The call password is “Ingram Micro.”

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this press release that are forward-looking statements are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro’s business, financial condition and results of operations. Ingram Micro disclaims any duty to update any forward-looking statements. Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) completion of our accounting and financial reporting processes and review by our auditors; (2) we are dependent on a variety of information systems, which, if not properly functioning, or unavailable, could adversely disrupt our business and harm our reputation and net sales; (3) changes in macroeconomic conditions may negatively impact a number of risk factors which, individually or in the aggregate, could adversely affect our results of operations, financial condition and cash flows; (4) we continually experience intense competition across all markets for our products and services; (5) we operate a global business that exposes us to risks associated with conducting business in multiple jurisdictions; (6) our failure to adequately adapt to IT industry changes could negatively impact our future operating results; (7) terminations of a supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (8) we have made and expect to continue to make investments in new business strategies and initiatives, including acquisitions, which could disrupt our business and have an adverse effect on our operating results; (9) substantial defaults by our customers or the loss of significant customers could have a negative impact on our business, results of operations, financial condition or liquidity; (10) changes in, or interpretations of, tax rules and regulations, changes in mix of our business amongst different tax jurisdictions, and deterioration of the performance of our business may adversely affect our effective income tax rates or operating margins and we may be required to pay additional taxes and/or tax assessments, as well as record valuation allowances relating to our deferred tax assets; (11) changes in our credit rating or other market factors such as adverse capital and credit market conditions or reductions in cash flow from operations may affect our ability to meet liquidity needs, reduce access to capital, and/or increase our costs of borrowing; (12) failure to retain and recruit key personnel would harm our ability to meet key objectives; (13) we cannot predict with certainty what loss we might incur as a result of litigation matters and contingencies that we may be involved with from time to time; (14) we may incur material litigation, regulatory or operational costs or expenses, and may be frustrated in our marketing efforts, as a result of new environmental regulations or private intellectual property enforcement disputes; (15) we face a variety of risks in our reliance on third-party service companies, including shipping companies for the delivery of our products and outsourcing arrangements; (16) changes in accounting rules could adversely affect our future operating results; and (17) our quarterly results have fluctuated significantly.

Ingram Micro has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and to mitigate their impact on Ingram Micro’s results of operations and financial condition. However, no assurances can be given that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to Item 1A Risk Factors of Ingram Micro’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011; other risks or uncertainties may be detailed from time to time in Ingram Micro’s future SEC filings.

About Ingram Micro Inc.

As a vital link in the technology value chain, Ingram Micro creates sales and profitability opportunities for vendors and resellers through unique marketing programs, outsourced logistics, technical and financial support, managed and cloud-based services, and product aggregation and distribution. The company is the only global broad-based IT distributor, serving more than 150 countries on six continents with the world’s most comprehensive portfolio of IT products and services. Visit www.ingrammicro.com.

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